EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference to this Registration Statement on Form S-3 of our report dated January 27, 2003 relating to the consolidated financial statements as of December 31, 2002 and for the year then ended, which appears in the 2002 Annual Report to Stockholders, which is included in Tularik Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 14, 2003